As filed with the Securities and Exchange Commission on November 4, 2005

File No. 333-_____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

Under

the Securities Act of 1933

EDISON INTERNATIONAL

(Exact name of registrant as specified in its charter)

CALIFORNIA

(State or other jurisdiction of incorporation or organization)

95-4137452

(I.R.S. Employer Identification No.)

2244 Walnut Grove Avenue (P.O. Box 976) Rosemead, California (Address of Principal Executive Offices)	91770 (Zip Code)

EDISON 401(k) SAVINGS PLAN

(Full title of the Plan)

Michael A. Henry

Attorney

2244 Walnut Grove Avenue (P.O. Box 800)

Rosemead, California 91770

(Name and address of agent for service)

(626) 302-4328

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered	Proposed Maximum offering price per share(2)	Proposed Maximum Aggregate offering price(2)	Amount of Registration fee
Common Stock, no par value	30,000,000 shs.	$42.285	$1,268,550,000	$149,308.34
Rights to Purchase Series A Junior Participating Cumulative Preferred Stock, Without par value, of Edison International(3)

(1)

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)

Estimated pursuant to Rules 457(c) and 457(h), solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of Edison International common stock reported in the consolidated reporting system as of October 28, 2005.

(3)	The Rights are initially carried and traded with the common stock. The value attributable to the Rights, if any, is reflected in the value of the common stock.

EXPLANATORY NOTE

In accordance with General Instruction E of Form S-8, Edison International (the "Registrant") is registering additional shares of common stock pursuant to the Edison 401(k) Savings Plan (the "Plan"). The Registrant currently has an effective registration statement filed on Form S-8 relating to the Plan which registered securities of the same class as those being registered herewith filed with the Securities and Exchange Commission on May 24, 2004. The Registrant incorporates by reference that registration statement on Form S-8 (File No. 333-115802), which is made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

See Exhibit Index.

The registrant undertakes that it has submitted or will submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California, on the 2nd day of November, 2005.

Edison International By: /s/ Linda G. Sullivan -------------------------------------------------------------- Linda G. Sullivan Vice President and Controller

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Principal Executive Officer:
John E. Bryson*	Chairman of the Board,
President, Chief Executive
	Officer and Director	November 2, 2005

Principal Financial Officer:
Thomas R. McDaniel*	Executive Vice President,
Chief Financial Officer,
	and Treasurer	November 2, 2005

Controller or Principal Accounting Officer:	Vice President	November 2, 2005
Linda G. Sullivan*	and Controller

Majority of Board of Directors: France A. Córdova*	Director	November 2, 2005
Bradford M. Freeman*	Director	November 2, 2005
Bruce Karatz*	Director	November 2, 2005
Luis G. Nogales	Director	November 2, 2005
Ronald L. Olson*	Director	November 2, 2005
James M. Rosser*	Director	November 2, 2005
Richard T. Schlosberg, III	Director	November 2, 2005
Robert H. Smith	Director	November 2, 2005
Thomas C. Sutton*	Director	November 2, 2005

*By	/s/ Barbara E. Mathews
------------------------------------------------------------
Barbara E. Mathews, Attorney-in-Fact

The Plan

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California, on the 2nd day of November, 2005.

EDISON 401(K) SAVINGS PLAN

By: /s/ Frederick J. Grigsby, Jr.

--------------------------------------------------

Frederick J. Grigsby, Jr.

Chair of the Southern California Edison Company

Benefits Committee

EXHIBIT INDEX

Exhibit

Number	Description

4.1	Restated Articles of Incorporation of Edison International dated May 9, 1996

(File No. 1-9936 filed as Exhibit 3.1 to Form 10-K for the year ended

December 31, 1998)*

4.2

Certificate of Determination of the Rights, Preferences, Privileges, and Restrictions of Series A Junior Participating Cumulative Preferred Stock of Edison International dated November 21, 1996 (File No. 1-9936, filed as Exhibit 4.2 to Edison International Form 8-A dated November 22, 1996)*

4.3	Amended Bylaws of Edison International as adopted by the Board of Directors on October 20, 2005 (File No. 1-9936, filed as Exhibit 3.1 to Edison International Form 8-K dated October 20, 2005 and filed October 26, 2005)*

5	Opinion of Counsel

23.1	Consent of Counsel (included in Exhibit 5)

23.2	Consent of BDO Seidman, LLP

23.3	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney

_______________

*	Incorporated by reference pursuant to Rule 411(c) under the Securities Act of 1933.

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